EXHIBIT 10.25

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement") is made and entered into as of July __, 2009 by and between Mobicom USA Corporation, a Nevada corporation ( "Mobicom USA"), and Lenco Mobile USA Inc., a Nevada corporation ("Lenco USA"), with respect to the following facts:

A.           Lenco Mobile Inc., a Delaware corporation ("Lenco Mobile"), the parent corporation of Lenco USA, through its operating subsidiaries, provides proprietary marketing solutions and services to the mobile telecommunications markets globally.

B.           Mobicom Corporation, a Delaware corporation ("Mobicom"), the parent corporation of Mobicom USA though a subsidiary entity operates a telecommunications services in the country of South Korea.

C.           Mobicom Corporation desires to form a relationship with Lenco Mobile and to combine its Mobicom USA subsidiary with and into Lenco USA.

D.           The Boards of Directors and shareholders of Mobicom USA and Lenco USA and Company have each determined that it is in the best interests of their respective stockholders for Lenco USA to acquire Mobicom USA upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration for the mutual promises, covenants and conditions set forth in this Agreement, and intending to be legally bound, the parties mutually agree as follows:

SECTION 1
THE MERGER

1.1 The Merger.  Upon the terms and subject to the conditions of this Agreement and the applicable provisions of Nevada Law, at the Effective Time (as defined below), Mobicom USA shall be merged with and into Lenco USA (the "Merger"), the separate corporate existence of Mobicom USA shall cease, and Lenco USA shall continue as the surviving corporation after the Merger (the "Surviving Corporation").

1.2 Effective Time.  Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Nevada Secretary of State in accordance with the relevant provisions of the Nevada Revised Statutes("Nevada Law") (the time of such filing being the "Effective Time" and the date of such filing being the "Closing Date")

1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law.  Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Mobicom USA and Lenco USA shall be those of the Surviving Corporation, and all debts, liabilities and duties of Mobicom USA and Lenco USA shall be the debts, liabilities and duties of the Surviving Corporation.

1.4 Capital Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Lenco USA or Mobicom USA: (i) each share of common stock of Mobicom USA issued and outstanding as of the Effective Time will be canceled, without any consideration therefor; and (ii) each share of the Lenco USA's common stock issued and outstanding immediately prior to the Effective Time shall remain as outstanding shares of the Surviving Corporation.  Following the Effective Time, each certificate evidencing ownership of shares of Lenco USA common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

1.5 Officers.  At the effective time, the directors and executive officer of Mobicom USA shall become the directors and executive officers of the Surviving Corporation.

1.6 Deliveries.  On the Closing Date Seller shall have delivered or shall deliver to Lenco USA the stock certificate or certificates representing all of the shares of the common stock of Mobicom USA, all corporate minute books, business records and documents related to Mobicom USA to Lenco USA at the Closing.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF MOBICOM USA

Mobicom USA hereby represents and warrants to Lenco USA as follows:

2.1 Power and Authority.  Mobicom USA has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  No consent, approval, or authorization of or designation, declaration or filing with any third party or any governmental authority is required in connection with the valid execution and delivery of this Agreement.

2.2 No Material Changes.  Mobicom USA has provided to Lenco USA is financial statements for the period through and including January 31, 2009.  Mobicom USA has not entered into any material transactions since January 31, 2009, including without limitation:

(a) any change in Mobicom USA's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Mobicom USA; issuance of any security convertible into such capital stock;

(b) entry into, termination of, or receipt of notice of termination of any material contract or agreement;

(c) sale, lease, or other disposition of any asset or property of Mobicom USA (except for sales in the ordinary course of business);

(d) the incurrence of any debt, mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Mobicom USA;

(e) material change in the accounting methods used by Mobicom USA; or

(f) agreement, whether oral or written, by Mobicom USA to do any of the foregoing.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF LENCO USA

Lenco USA hereby represents and warrants to Mobicom USA as follows:

3.1 Power and Authority.  Lenco USA has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  No consent, approval, or authorization of or designation, declaration or filing with any third party or any governmental authority is required in connection with the valid execution and delivery of this Agreement.

3.2 No Warranty.  Lenco USA has conducted, and is relying exclusively on, the Lenco USA’s own investigation and review of Mobicom USA and its current and proposed business, management, properties and financial condition.  Lenco USA acknowledges that Mobicom USA is making only the representations and warranties contained in this Agreement and is not making any other representations or warranties concerning its business, operations or prospects.

SECTION 4
TECHNOLOGY LICENSE

4.1 Promptly following the Closing Date and in no event later than 90 days from the date of this Agreement, Lenco USA shall use good faith efforts to cause Lenco Mobile and its affiliated entities to enter into a license agreement with Mobicom granting Mobicom the right and license to use Lenco Mobile's FlightDeckTM, FlightPlanTM, CompanionTM, MMS messaging and mobile statements platform (the "MMS Products"), for use in the South Korean market.  The license agreement shall be based on Lenco Mobile's standard Master License Agreement currently in use in the United Kingdom and Australian markets and with such other terms and conditions as are mutually acceptable to both Lenco Mobile and Mobicom.

SECTION 5
MISCELLANEOUS

5.1 Further Assurances.  Each party will take such actions and execute such further documents, certificates or instruments as may be reasonably necessary to carry out the transactions contemplated by this Agreement.

5.2 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained in this Agreement and merges all prior and contemporaneous discussions and agreements between them.  Any modification of any of the provisions of this Agreement shall not be valid unless in writing and signed by authorized representatives of the party against whom such modification is sought to be enforced.

5.3 Interpretation.  Both parties have had the opportunity to consult with an attorney of their choice before executing this Agreement.  Accordingly, this Agreement shall be interpreted in accordance with its plain meaning and shall not be construed strictly for or against any party.

5.4 Governing Law.  This Agreement shall be interpreted and governed by the laws of the State of Nevada and, as applicable, the laws of the United States, without giving effect to the principles of choice of law or conflicts of laws.  In the event of any disputes arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other fees and costs related thereto.

5.5 Counterparts.  This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in "portable document format" ("PDF") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's signature.  Each such counterpart and facsimile or PDF signature shall constitute an original and all of which together shall constitute one and the same original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MOBICOM USA CORPORATION	LENCO MOBILE USA INC.

By: /s/ Michael Levinsohn	By: /s/ Michael Levinsohn
Name: Michael Levinsohn	Name: Michael Levinsohn
Its: Chief Executive Officer	Its: Chief Executive Officer